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EXHIBIT 23.1





INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
BLACKWATER MIDSTREAM CORP.
(FORMERLY LAYCOR VENTURES CORP.)
(an Exploration Stage Company)

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our audit report relating to the financial statements of Blackwater Midstream Corp. (formerly Laycor Ventures Corp.) appearing in the Annual Report on Form 10-KSB of Blackwater Midstream Corp. (formerly Laycor Ventures Corp.) for the years ended March 31, 2007 and 2006.


                                               /s/ TELFORD SADOVNICK, P.L.L.C.

                                                   TELFORD SADOVNICK, P.L.L.C.
                                                  CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington
July 8, 2008